SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: February 1, 2002

                               JNS MARKETING, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


   COLORADO                        0-13215                       84-090146
   --------                        -------                       ---------
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


                 4150 Long Beach Boulevard, Long Beach, CA 90807
                 -----------------------------------------------
                             (Registrant's Address)

       Registrant's telephone number, including area code: (562) 997-4420


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS & EXHIBITS

                      SEE THE INDEX TO FINANCIAL STATEMENTS

                                    EXHIBITS:

                                      None.

                          INDEX TO FINANCIAL STATEMENTS

         Report of Independent Public Accountants.......................F-1

         Balance Sheet for LatinoCare Management Corporation,
         a California corporation, at December 31, 2000 and
         September 30, 2001.............................................F-2

         Statement of Operations and Deficit for LatinoCare
         Management Corporation, a California corporation, for
         the years ended December 31, 2000 and 1999 and the
         nine months ended September 30, 2001 and 2000..................F-3

         Statement of Changes in Shareholders' Equity (Deficit)
         for LatinoCare Management Corporation, a California
         corporation, for the years ended December 31, 2000 and 1999 and the Nine months ended September 30, 2001...................F-4

         Statement of Cash Flows for LatinoCare Management
         Corporation, a California corporation, for the years ended December 31, 2000 and 1999 and the nine months ended September 30, 2001 and 2000..............................F-5

         Notes to Financial Statements........................... ......F-6-19

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
LatinoCare Management Corporation
Long Beach, California

We have audited the balance sheets of LatinoCare Management Corporation as of December 31, 1999 and December 31, 2000 and the related statements of operations, shareholders' accumulated deficit and cash flows for each of the two years in the periods ended December 31, 1999 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted the audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LatinoCare Management Corporation as of December 31, 1999 and 2000 and the results of their operations and their cash flows for each of the two years in the periods ended December 31, 1999 and 2000 in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company have no earnings to date and has a significant accumulated deficit. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Culver City, California
September 28, 2001

                        LATINOCARE MANAGEMENT CORPORATION
                                  BALANCE SHEET
              DECEMBER 31, 2000 AND SEPTEMBER 30, 2001 (UNAUDITED)

                                     ASSETS

                                            December 31,   September 30,
                                              2000            2001
                                              ----            ----
                                                            (Unaudited)

Current assets:
  Cash and cash equivalents                  $    65,532   $    91,058
  Due from related party - trade receivables     197,126             0
  Accounts receivable                             13,199         2,624
  Advances to vendors                                  0        25,510
  Prepaid expenses and other current assets       12,434         1,890
                                               ---------     ---------

      Total current assets                       288,291       121,082
                                               ---------     ---------

Property and equipment:
  Net of accumulated depreciation                212,683       203,718
                                               ---------     ---------

      Total property and equipment               212,683       203,718
                                               ---------     ---------

Other assets:
  Advances applied to an acquisition                   0       150,000
  Deposit and other assets                        15,478        15,478
                                               ---------     ---------

      Total other assets                          15,478       165,478
                                               ---------     ---------
                                             $   516,452   $   490,278
                                               =========     =========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                           $   105,865   $   136,228
  Accrued expenses                                67,651       143,349
  Accrued interest payable                       200,469        19,769
  Income tax payable                                 800         1,600
  Due to related party                                 0       635,257
  Note payable - related party                   812,460     1,750,000
                                               ---------     ---------

      Total current liabilities                1,187,245     2,686,203
                                               ---------     ---------

Shareholders' equity (deficit):
  Common stock, no par value; 100,000 shares
   authorized; 1,250 and 1,000 shares issued
   and outstanding for periods ended
   above, respectively                         1,001,000         1,000
  Additional paid-in capital                           0       299,108
  Accumulated deficit                         (1,671,793)   (2,496,033)
                                               ---------     ---------

      Total shareholders' deficit               (670,793)   (2,195,925)
                                               ---------     ---------
                                             $   516,452   $   490,278
                                               =========     =========





             See accompanying notes and Independent Auditors' report
                   which are integral parts of this statement

                        LATINOCARE MANAGEMENT CORPORATION
                       STATEMENT OF OPERATIONS AND DEFICIT
                   FOR YEARS ENDED DECEMBER 31, 1999 AND 2000
                          AND FOR THE NINE MONTHS ENDED
                     SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)

                                                Years Ended          Nine Months Ended
                                                December 31,           September 30,
                                             1999         2000       2000          2001
                                             ----         ----       ----          ----
                                                                        (Unaudited)
Revenue:
  Management fees- related party         $ 1,400,342  $ 2,666,719 $ 1,831,830  $1,258,521
  Management fees- others                     33,027      216,126     278,485      72,232
                                           ---------    ---------   ---------    --------

                                           1,433,369    2,882,845   2,110,315   1,330,753
                                           ---------    ---------   ---------   ---------

Costs and expenses:
  Salaries and benefits                      916,965    1,384,227     949,376   1,301,247
  Professional and consulting fees           299,321      321,184     207,770     304,390
  General and administrative                 464,660      984,312     663,378     450,828
  Loss on assets abandoned                         0       28,865           0           0
  Depreciation                                53,871      102,810      44,634      50,898
                                           ---------    ---------   ---------   ---------
                                           1,734,817    2,821,398   1,865,158   2,107,363
                                           ---------    ---------   ---------   ---------

Operating income (loss)                     (301,448)      61,447     245,157    (776,610)

Other income (expense):
  Interest expense                           (50,235)     (52,457)    (39,253)    (46,830)
                                           ---------    ---------   ---------   ---------

Other income (loss) before income taxes     (351,683)       8,990     205,904   (823,440)

Provision for income taxes                       800          800         800        800
                                           ---------    ---------   ---------   ---------

Net income (loss)                        $  (352,483) $     8,190  $  205,104  $(824,240)
                                           =========    ==========  =========   =========






















             See accompanying notes and Independent Auditors' report
                   which are integral parts of this statement


                        LATINOCARE MANAGEMENT CORPORATION
             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                   FOR YEARS ENDED DECEMBER 31, 1999 AND 2000
                          AND FOR THE NINE MONTHS ENDED
                         SEPTEMBER 30, 2001 (UNAUDITED)

                                                           Retained Earnings     Total
                          Common Stock        Additional      Accumulated     Shareholders'
                       Shares      Amount       Paid-in         Deficit          Equity
                       ------      ------       -------         -------          ------
Balance at January
  1, 1999              1,250    $ 1,001,000   $       0       $(1,327,500)   $  (326,500)

Net income (loss)          0              0           0          (352,483)      (352,483)
                       -----      ---------     -------        ----------      ---------

Balance at December
  31, 1999             1,250      1,001,000           0        (1,679,983)      (678,983)

Net income (loss)          0              0           0             8,190          8,190
                       -----      ---------     -------         ---------      ----------

Balance at December
  31, 2000             1,250      1,001,000           0        (1,671,793)      (670,793)

Issuance of common
  stock to convert
  debt to equity         139        750,000     290,183                 0      1,040,183

Additional paid-in
  capital from
  private investors        0              0       8,925                 0          8,925

Redemption of shares
  Issued                (389)    (1,750,000)          0                 0     (1,750,000)

Net income (loss)          0              0           0          (824,240)      (824,240)
                       -----      ---------     -------         ---------       --------

Balance at September
  30, 2001
  (Unaudited)          1,000    $     1,000   $ 299,108       $(2,496,033)   $(2,195,925)
                       =====      =========     =======         =========      ==========


















             See accompanying notes and Independent Auditors' report
                   which are integral parts of this statement

                        LATINOCARE MANAGEMENT CORPORATION
                             STATEMENT OF CASH FLOWS
                 FOR YEARS ENDED DECEMBER 31, 1999 AND 2000 AND
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)

                                                Years Ended           Nine Months Ended
                                                December 31,            September 30,
                                             1999         2000        2000          2001
                                             ----         ----        ----          ----
                                                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) from operations        $(352,483)  $   8,190    $ 205,104   $(824,240)
  Adjustment to reconcile net income (loss)
    from operations to cash provided (used)
    in operating activities:
       Depreciation                           53,871      88,377       44,634      50,898
       Loss on abandonment of assets               0      43,298            0           0
  (Increase) decrease in:
     Due from related party                  275,694    (215,182)     (96,464)     76,781
     Accounts receivable                      22,425      27,341       (5,124)     10,575
     Advances to related parties             (88,020)     88,020      (91,780)          0
     Advances to JNS                               0           0            0    (150,000)
     Prepayments to PPM                            0     (10,000)           0      10,000
     Deposits and other assets                10,973     (12,285)      (8,951)    (24,966)
   Increase (decrease) in:
     Due to related party                     13,499     (41,075)     (54,633)    755,602
     Accounts payable                         68,911      21,923       61,584      30,363
     Accrued expense                          26,342      28,627      (16,288)     75,698
     Accrued interest                         53,294      54,506       40,880    (180,700)
     Income tax                                    0         800          800         800
                                             -------     -------      -------    --------

       Net cash provided (used) from
       operating activities                   84,506      82,540       79,762    (169,189)
                                             -------     -------      -------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment                    (130,269)   (123,077)    (117,230)    (41,933)
                                             -------     -------      -------    --------

       Net cash used from investing
       activities                           (130,269    (123,077)    (117,230)    (41,933)
                                             -------     -------      -------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Conversion of debt into equity                 0           0            0      227,723
   Private placement offering                     0           0            0        8,925
                                            -------     -------      -------     --------

       Net cash provided from financing
       activities                                 0           0            0      236,648
                                            -------     -------      -------     --------

       Net increase (decrease) in cash      (45,763)    (40,537)     (37,468)      25,526

       Cash, beginning of the year          151,832     106,069      106,069       65,532
                                            -------     -------      -------     --------

       Cash, end of the year              $ 106,069   $  65,532    $  68,601   $   91,058
                                            =======     =======      =======     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for
     interest                             $       0   $       0    $       0   $        0
                                            =======     =======      =======     ========

   Cash paid during the period for
     income taxes                         $       0   $       0    $       0   $        0
                                            =======     =======      =======     ========

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:
   Conversion of debt to equity           $       0   $       0    $       0   $1,040,183
                                            =======     =======      =======    =========

   Accrued interest on debt to equity
     Conversion                           $  54,507   $  54,507    $  27,254   $   27,254
                                            =======     =======      =======     ========

   Conversion of equity to debt           $       0   $       0    $       0   $1,750,000
                                            =======     =======      =======    =========

   Accrued interest on the equity
     to debt conversion                   $       0   $       0    $       0   $   19,769
                                            =======     =======      =======     ========




             See accompanying notes and Independent Auditors' report
                   which are integral parts of this statement

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)


(1)  General Background and Nature of Operations:

               LatinoCare  Management  Corporation  dba Latino  Health Care (the
          Company) was founded and incorporated February 23, 1995 as a California for-profit stock corporation. Its sole purpose, when originally organized, was to manage all operations of LatinoCare Network Medical Group (IPA), a related party who have common shareholders who influence the activities of both entities.

               The Company, a management service organization, is in the business of providing management and administrative services, and has developed a system of operations, management and marketing for independent practice associations engaged in providing health care services.

               The Company has  targeted and  successfully  reached four primary
          groups:  health  plans,  hospitals,   health  service  recipients  and
          physicians with significant focus on the Latino market.

               LatinoCare Network Medical Group, Inc., an Independent Physician Association (IPA), was incorporated on September 30, 1994, as a licensed medical group able to accept physician services risk from third-party payors and self-insured employers. The IPA was organized for the purpose of meeting the comprehensive health care needs of the Latino population and the lack to access to quality health care services available to the Latino community. The IPA has a network of private practicing physicians who provide quality health care services that are accessible, friendly, affordable, and culturally sensitive. It offers a wide range of comprehensive health care programs and services to keep its members and families healthy and productive.

               On November 1995, the Company has entered into a twenty-five (25) year Management Services Agreement with LatinoCare Network Medical Group, Inc. to provide all management and administrative support, allowing the IPA to focus efforts on physician network development. These services include, among others; clerical and billing services, claims settlement and collection, accounting, financial and cash flow management, marketing and general administrative services (collectively, "Management Services"). LatinoCare Management Corporation acts as the exclusive agent to the IPA with regards to seeking, negotiating, renewing, and executing managed care contracts.

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)


(2)  Summary of Significant Accounting Policies:

               The Company's cash and available credit are not sufficient to support operations for the next year. A net loss of $1,671,793 was incurred from inception on February 1995 until December 31, 2000. For the nine months ended September 30, 2001, the Company had a net loss of $824,240. The Company also has had negative working capital and stockholders deficit at September 30, 2001.

               Management plan is to raise enough equity for the on-going twelve
          (12) months through private placements (see Note 13 - Subsequent Events) and individual investors to complete the purchase of an inactive public company (a public shell); pay off the note issued to a related party; pay off a related party shareholder's equity interest; and to raise enough working capital to pay off liabilities and sustain operations. These financial statements have been prepared on the basis that adequate equity financing will be obtained.

               The Company has prepared interim financial statements that include all adjustments which, in the opinion of management, are necessary to make the financial statements not misleading. The Company believes that all adjustments of a normal recurring nature that are necessary for a fair presentation of the results of the interim periods presented in this report have been made.

             a. Use of Estimates:
                    The  preparation of financial  statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             b. Revenue Recognition:
                    Revenues  from   professional   services,   primarily   from
               management fees, are recognized on an accrual basis of accounting as services are performed or the amounts earned (in compliance with SOP 00-2), based on a percentage of capitation revenues received by the IPA, which is a related party transaction.

                    The IPA has  managed  care  contracts  with  various  Health
               Maintenance Organizations (HMO) to provide medical services to subscribing members. Under these agreements, the IPA receives monthly capitation payments based on the number of each HMO's subscribing members whether or not a member requests services to be performed by the IPA. The Company receives 16% of all IPA collections.

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)


(2)  Summary of Significant Accounting Policies (cont'd):

           b. Revenue Recognition (cont'd):
                    Revenues  are also  generated  from risk  pool  settlements.
               Revenues from risk pool settlements (cash received) are surpluses distributed by the IPA from the HMO.

                    Currently,   two  separate  types  of  risk  pools  exist  -
               specialty risk pools and hospital (institutional) risk pools. Specialty risk pool are reserve for specialist medical expenses whereas hospital risk pool relate to reserves for hospital expenses. These reserves are held by the HMO and surpluses are distributed, after year-end accounting of all claims, to the related physicians at fifty percent (50%), IPA at twenty-five percent (25%) and MSO (the Company) at twenty-five percent (25%).

           c. Cash and Cash Equivalents:
                    The  Company  considers  all money  market  funds and highly liquid debt instruments with maturities of three months or less when acquired to be cash equivalents. Cash balances at December 31,2000 and September 30, 2001 (unaudited) include money market funds of approximately $18,256 and $85,949, respectively.

           d. Accounts Receivable:
                    The  Company  considers  accounts  receivable  to  be  fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

           e. Prepaid Private Placement Costs:
                    Specific incremental costs directly attributable to proposed or actual offering of securities are deferred and charged against the gross proceeds of the offering. Management salaries and other general and administrative expenses are not allocated as costs of the offering. In the event that the offering does not take place, the prepaid private placement costs will be expensed immediately.

           f. Property, Equipment and Related Depreciation:
                    Property  and  equipment  are  stated at cost.  Maintenance, repairs and minor renewals and betterment's are expensed; major improvements are capitalized.

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)


(2)  Summary of Significant Accounting Policies (cont'd):

           f. Property, Equipment and Related Depreciation (cont'd):
                    Depreciation of property and equipment is provided for using the straight-line method over the estimated useful lives of the assets as follows:

                                                                 Estimated
                                                                Useful Lives
                                                                ------------

                Leasehold improvements                        Life of lease
                Computer, equipment and office furniture      5 - 10 Years

                    Upon retirement,  sale, or other disposition of property and equipment, the costs and accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in operations.

           g. Advertising Expenses:
                    All advertising expenses are expensed as incurred.

           h. Income Taxes:
                    The Company is taxed at C Corporation  income tax rates. The
               Company recognizes deferred income tax under the asset and liability method of accounting. This method requires the
               recognition   of  deferred   income  taxes  based  upon  the  tax
               consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities.

           i. Adoption of Recent Accounting Standards:
                    In June  1997,  the  Financial  Accounting  Standards  Board
               ("FASB") issued Statement of Financial Accounting Standards No. 131 ("SFAS" No. 131"), "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 established standards for the way companies report information about operating segments in annual financial statement. It also established standards for related disclosures about products and services, geographic areas and major customers.

                    The disclosures  prescribed in SFAS No. 131 became effective for the year ended December 31, 1998. The Company has determined that it operates as one business segment.

                    The  Company  is  not   affected  by  the  adoption  of  new
               accounting standards for Accounting for Derivative Instruments and Hedging Activities as well as the Accounting for Comprehensive Income as these activities did not occur in its operations.

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)


(3)  Property and Equipment:

               Property and equipment consists of the following:

                                          December 31,      September 30,
                                             2000               2001
                                             ----               ----
                                                             (Unaudited)

       Furniture, fixtures                $ 122,534           $  98,037
            and office equipment
         Leasehold improvement               80,669              77,157
         Computers and software             207,228             204,058
                                            -------             -------
                                            410,431             379,252
         Less accumulated depreciation      197,748             175,534
                                            -------             -------
                                          $ 212,683           $ 203,718
                                            =======             =======

               Depreciation expense for the years ended December 31, 1999 and 2000 and nine months ended September 30, 2000 and 2001 (unaudited) was:

                                           Years             Nine Months
                                           ended                ended,
                                        December 31,        September 30,
                                        1999      2000     2000        2001
                                        ----      ----     ----        ----
                                                              (Unaudited)

          Depreciation            $  53,871  $  102,810 $  44,634  $  50,898
                                    =======    ========   =======    =======

(4)  Other Assets - Advances applied to an acquisition:

               On July 23, 2001, the Company signed an agreement to purchase JNS Marketing, Inc. (See subsequent events Note 13). The total purchase price for the shares to be paid by the Company is $300,000 (see Note 13 - Subsequent Event). As of September 30, 2001, $150,000 was paid to the seller (recorded as Advances applied to an acquisition) and is deemed non-refundable consideration to seller for granting the Share Purchase Agreement.

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)

(5)  Notes Payable - Related Party:

                 Notes payable are all current and comprised of the following amounts as of:

                                        December 31,         September 30,
                                           2000                  2001
                                           ----                  ----
                                                              (Unaudited)

       Cedars Sinai, shareholder, due
       on demand with interest at
       5.25% to 8% due annually         $ 100,000            $         0

       Cedars Sinai, shareholder, due
       on demand with interest at
       5.81% due annually                 275,000                      0

       Cedars Sinai, shareholder, due
       on demand with interest at 8%
       due annually                       375,000                      0

       Cedars Sinai, shareholder,
       due on demand with interest
       at 5.25% due annually               62,460                      0

       Cedars Sinai, due July 23, 2002
       with interest at 6.0% per annum          0              1,750,000
                                          -------              ---------

       Total                            $ 812,460            $ 1,750,000
                                          =======              =========


               On June 12, 2001 Cedars Sinai (the Payee), exercised its option to convert all of the indebtedness evidenced by the above notes, including accrued interest, into shares of the Company's common stock which when combined with the number of shares of Common Stock issued to Payee equals twenty-eight (28%) of the issued and outstanding shares of the Common Stock, on a fully-diluted, convertible basis. Accrued interests from the above notes were recorded as additional paid-in capital upon conversion.

               On July 23, 2001, the total shares issued to Cedar Sinai amounting to $1,750,000 of common stock was redeemed by the Company by issuing a convertible note to Cedars Sinai for $1,750,000 bearing simple interest at the rate of 6% per annum (see Related party transactions - Note 11 for the retirement of the common stock).

               The notes for Cedars Sinai, due on July 23, 2002 matures as follows:

                    $500,000  shall be paid on or  before  120 days on or before the date of the note;

                    $500,000  shall be paid on or  before  240 days on or before the date of the note; and



                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)


(5)  Notes Payable - Related Party (cont'd):

                    $750,000 and all accrued but unpaid  interest  shall be paid on or before the expiration of 360 days from the date of the note.

                    This note shall be secured and that in the event of a breach by the Company, Cedars-Sinai's sole recourse shall be the repossession of that portion, if any, of its shareholdings (28% of the outstanding shares) from the Company pursuant to the following provision:

               a. For the first seven hundred fifty thousand dollars ($750,000) repaid by the Company, recourse shareholdings shall be reduced from twenty-eight percent (28%) of the issued and outstanding shares to not less than twenty percent (20%) of such issued and outstanding shares, or the portion thereof;

               b. For the next one million dollars repaid ($1,000,000) by the Company, recourse shareholdings shall be reduced from twenty percent (20%) of the issued and outstanding shares to zero percent (0%) of such issued and outstanding shares, or the portion thereof.

                    If this note is not paid when due, the Company shall pay all costs of collections, including attorney's fees and costs and all expenses incurred on account of collection, whether or not suit is filed.

(6)  Additional Paid-in Capital:

               On  March  1,  2001,  the  Company  issued  a  Private  Placement
          Memorandum for qualified investors in connection with the Company's offer of sale of its common stock. There are no escrow refund or minimum funding provisions applicable to this offering. The offering ended on October 29, 2001 (See Note 13 - Subsequent Events) with net proceeds of $8,925. Detail as follows:

                  Gross proceeds                                  $ 231,700

                  Professional fees relating to above proceeds      222,775
                                                                    -------

                  Net proceeds                                    $   8,925
                                                                    =======

          Net proceeds from this offering was recorded as Additional paid-in capital.

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)


(7)  Provision for Income Taxes:

               At year end December 31, 1999 and 2000, other than the minimum tax due to the State of California, no income tax accruals were recorded because the Company incurred a loss for the current year and has available net operating loss (NOL) carryforwards of approximately $ 1,279,000 and $ 1,632,000, respectively, available to offset future taxable income. These NOL carryforwards expire beginning in 2010 and ending in 2014, fifteen years from the year in which the losses were incurred.

               Deferred tax assets and liabilities were not presented because the amounts were insignificant.

(8)  Advertising:

          Advertising expense consists of the following:

                               Years ended         Nine Months Ended,
                               December 31,          September 30,
                             1999      2000       2000          2001
                             ----      ----       ----          ----
                                                              (Unaudited)

       Advertising       $  50,743  $  25,773  $  10,657      $   1,957
                           =======    =======    =======        =======

(9)  Employee Savings Plan:

               On August 1, 2000, the Company adopted a 401(K) Profit Sharing Plan and Trust for the benefit of its employees and beneficiaries.

               Eligible employees may contribute a portion of their pretax annual compensation within specified limits. A discretionary matching contribution will be provided by the employer which may or may not be limited to its current accumulated net profit.

               There are no employer contributions to the plan for the years ended December 31, 1999 and 2000 and nine months ended September 30, 2000 and 2001 (unaudited).

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)

(10) Commitments:

               The Company has entered into various operating leases for equipment and occupies its facility under a long-term lease agreement expiring in March 31, 2010 with option to cancel after five (5) years or extend. Future minimum lease payments under the non-cancelable leases for the remaining years are as follows:

                Period Ending
                December 31,          Office Space   Equipment      Total
                --------------        ------------   ---------      -----
                  2000                 111,163        42,840       154,003
                  2001                 157,632        38,282       195,914
                  2002                 157,632        38,856       196,488
                  2003                 157,632        38,856       196,488
                  Thereafter           157,632        93,774       251,406
                                       -------       -------       -------

                  Total              $ 741,691     $ 252,608     $ 994,299
                                       =======       =======       =======


          Total lease and rent expense consist of the following:

                                  Years ended       Nine Months Ended,
                                  December 31,         September 30,
                                1999       2000      2000         2001
                                ----       ----      ----         ----
                                                              (Unaudited)

          Equipment lease    $  27,078  $  48,145 $  34,527    $  42,054
          Office rent          128,150    120,028    81,982      157,039
                               -------    -------   -------      -------
                             $ 155,228  $ 168,173 $ 116,509    $ 199,093
                               =======    =======   =======      =======

(11) Related Party Transactions

          a. LatinoCare Network Medical Group, Inc.:

                    The CEO/President of LatinoCare  Network Medical Group, Inc.
               (IPA) is a member of the board of directors for both the IPA and the MSO and retains a forty nine (49%) percent ownership in the LatinoCare Management Corporation. The above CEO/president is also a stockholder of the IPA holding 100% interest in the IPA.

                    The Company  (MSO) and the IPA,  are bound by a  twenty-five year management services agreement. Under this agreement, the IPA has effectively transferred total contract and management control to the MSO for the term of the agreement. In return for management and administrative services provided under the management service agreement, the Company receives management fees of sixteen percent (16%) of monthly capitation payments (based on predetermined rates) received by the IPA.

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)

(11) Related Party Transactions (cont'd):

          a. LatinoCare Network Medical Group, Inc. (cont'd):
                    The  Company  has been  charging  the IPA a  management  fee according to sliding scale based on enrollment. The management fee percentage was charged against the total capitation the IPA receives from members. The following matrix reflects this management fee arrangement:

                    Rate                         Enrollment
                    -----                        ----------
                    16%                          0 - 20,000
                    15                           20,000 - 30,000
                    14                           30,000 - 40,000
                    12                           40,000 - 50,000

                    In addition to management  fees the Company is also entitled to receive fifty percent (50%) of the IPA's share of hospital (with hospital or HMO) and specialty risk pool settlements. Hospital and risk pools are revenues estimated for hospital and specialist medical expenses held in reserve until actual claims are adjudicated. Surpluses are distributed accordingly after all financial obligations are met.

                    The Company  also renders  services on business  development and marketing of products and services of the IPA.

                    The management fees, settlement fees, marketing and business development from the IPA, paid and due to the Company were approximately:

                                     Years ended          Nine Months Ended,
                                     December 31,           September 30,
                                   1999        2000      2000         2001
                                   ----        ----      ----         ----
                                                            (Unaudited)

            Management fee   $ 1,111,753   $ 1,961,978  $ 1,480,643  $ 1,102,134
            Settlement fee        161,304      334,976      231,515      156,387
            Marketing & business
             development          127,285      369,765      119,672            0
                                ---------    ---------    ---------    ---------

             Total            $ 1,400,342  $ 2,666,719  $ 1,831,830  $ 1,258,521
                                =========    =========    =========    =========

          Related party receivables and advances payable:

                                       December 31,           September 30,
                                          2000                    2001
                                          ----                    ----
                                                               (Unaudited)
                  Receivable from
                    related party      $ 229,550               $ 152,769
                  Payable to related
                    party                (32,424)               (788,026)
                                         -------                 -------
            Receivable/payable-
              Related party            $ 197,126               $(635,257)
                                         =======                 =======

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)

(11) Related Party Transactions (cont'd):

          a. LatinoCare Network Medical Group, Inc. (cont'd):
                    The IPA accounts for more than ninety  percent  (90%) of the
               Company's revenue. IPA has a concentration of customers of approximately eight (8) customers which are health maintenance organizations.

                    As of September 30, 2001, the Company has an outstanding net payable to the IPA of approximately $635,257 which was used as working capital.

                    The  Company,  in the  November  2000  Board  of  Directors'
               Minutes, has reached an agreement to repurchase 490 common stock shares of the CEO/President of the IPA or a 35% interest in the Company at June 30, 2001. The agreement calls for a payment of $ 1 Million and subsequent payments over a three-year period for a total of $ 2.5 Million plus 6% interest on the unpaid balance.

                    The above  repurchase of the common stock is contingent upon the future equity financing anticipated subsequent to September 30, 2001. See Note 13 on Subsequent Events and Note 2 on going concern comments.

          b. Gonzales-D'Avila Enterprise dba JJ&M Management:

                    The  Company's   above   CEO/President   is  employed  as  a
               consultant/independent contractor (JJ & M Management) of the Company up to July 2001 and retains a fifty one (51%) ownership in the LatinoCare Management Corporation, in addition to being a member of its board of directors. The above shareholder is also a board member of the IPA.

                    Consultant  fees and  reimbursement  of expenses paid to the
               CEO/President are:

                                          Years ended        Nine Months Ended,
                                          December 31,         September 30,
                                       1999        2000      2000        2001
                                       ----        ----      ----        ----
                                                               (Unaudited)

               Management fees     $ 144,000   $ 123,500  $ 108,000  $  78,000
                                     =======     =======    =======    =======


















                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000
         AND NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)


(11)      Related Party Transactions (cont'd):

          c. Cedars Sinai Medical Center:
                    Cedars  Sinai  Medical  Center,   the  Company's   strategic
               partner, has been the largest single investor to the Company providing over $2 million including the accrued interest of approximately $290,000 that was converted to equity in June 2001. Cedar Sinai's financial support consisted of a convertible note payable of $1,000,000, issued November 30, 1996, and was converted into a twenty percent (20%) of the Company's common stock in 1997. The $750,000 and $62,460 of notes payable issued in 1996 and 1997 were converted into an additional eight percent (8%) equity interest, including accrued interest, on June 12, 2001.

                    The Company has  existing  promissory  notes to Cedars Sinai payable on demand with the balance (including interest) as of December 31, 2000 of $812,460. These notes were converted to eight percent (8%) of the outstanding common stock of Company in June 2001.

                    On July 23,2001,  the Company  issued a convertible  note to
               Cedars Sinai in the amount of $1,750,000 bearing simple interest at the rate of 6% per annum payable in full on or before July 23, 2002, to redeem all shares issued to Cedars-Sinai. If the note is not repaid by that time, Cedar Sinai has the right to convert it into 28% of the outstanding common stock of the Company, subject to a pro-rata adjustment if the note is partially repaid (see
               Note 5 Notes Payable - Related Party). A full or partial conversion of the note would cause dilution in the ownership of the Company by its existing shareholders.

                    Accordingly, capital stock is reduced for the redeemed value of the stock. For accounting purposes, the stock redemption is treated as a retirement of stock since California no longer allows for treasury stock reporting.

(12) Significant Management Investment:

               Current management and directors as a group beneficially own approximately eighty percent ( 80% ) of the total shares outstanding at December 31, 2000 and approximately ninety-nine percent (99%) of the total shares outstanding at September 30, 2001 (unaudited). By virtue of such stock ownership, the current management and directors as a group will generally exercise control over the affairs of the Company.

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000 AND
           NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)

(13) Subsequent Events:

          a. Management agreement with IPA:
               The Company has recently changed the management agreement from a sliding scale agreement to a "cost plus" agreement. In the cost-plus model, the Company will charge the IPA, and all future acquired IPAs or IPAs managed by the Company, the entire cost of managing the business plus a fixed amount as profit margin. The cost component will vary among IPAs depending on negotiated terms of management.

          b. Stock option plan:
               Upon approval by the Board of Directors, the Company will offer a stock option plan to executives, key employees and others providing valuable services to the Company. The Options issued may be incentive stock options or nonqualified stock options. As of January 10, 2002, the plan is still subject to board of directors' approval.

          c. Private Placement Offering:
               The Private Placement Memorandum issued on March 1, 2001 in connection with the Company's offer of sale of its common stock ended in October 29, 2001 with a total gross receipts of $231,700 (See Note 6 - Additional Paid-in Capital). The price per share for this offering was $2.50 per share. Net proceeds of $8,925 was recorded as additional paid-in capital.

               The Company anticipates that upon completion of its Reorganization (see item d and e below), the Company will issue shares of its common stock among the Private Placement Investors on a pro-rata basis in order to give them an effective purchase price for their common stock of $1.25 per share instead of $2.50 per share. On November 30, 2001, a new Private Placement Memorandum was issued for qualified investors in connection with the Company's offer of sale of its common stock. This offering will terminate on May 31, 2002, unless the Company extends the offering period up to an additional 180 days. The Company is offering 800,000 Units for a purchase price of $1.25 per Unit (maximum gross proceeds of $1,000,000). Each Unit includes one share of the Company's common stock and one Warrant to purchase on share of the Company's common stock for a purchase price of $2.00 per share at any time until one year after the date that they are issued. The Company has the option to increase a total amount of the offering by up to an additional $150,000 (120,000 shares). There is no minimum amount of the offering and the maximum offering is $1,150,000 (if the Company exercises its option to increase the maximum amount of the offering). The purchase price for the shares will be payable in full in cash upon subscriptions.

                        See Independent Auditors' report

                        LATINOCARE MANAGEMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 1999 AND 2000 AND
           NINE MONTHS ENDED, SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)


(13) Subsequent Events (cont'd):

          c. Private Placement Offering (cont'd):
               The net proceeds from the offering are expected to be approximately $900,000 after the payment of offering costs including printing, mailing, legal, and accounting costs, and potential selling commissions and finder's or referral fees that may be incurred. The new proceeds from this offering are estimated to be utilized to pay marketing and promotion costs to obtain new enrollees; to finance acquisitions of IPAs; and for working capital purposes.

          d. Acquisition:
               On July 23, 2001, the Company signed an agreement to purchase 3,270,000 of the issued and outstanding common stock of JNS Marketing, Inc. a public reporting Colorado corporation trading on the OTC Bulletin Board, in exchange for $300,000 of which $150,000 was paid as of September 30, 2001 (see Note 4 Other Assets - Advances applied to an acquisition). On October 22, 2001, the Company fully paid the balance and on November 24, 2001 completed the Share Purchase Agreement. Prior to its business combination, JNS Marketing had no tangible assets and no significant liabilities.

          e. Reorganization:
               The Company plans to enter into an Agreement and Plan Reorganization. JNS Marketing is to be renamed as Latinocare Management Corporation and to reincorporate in the State of Nevada. The California corporation will become a wholly owned subsidiary and will become the controlling shareholders of the Company. The reorganization will result in a share exchange between the controlling Company and the subsidiary.

               Upon completion of the  Reorganization,  the 3,270,000  shares of the common stock that will be acquired by the Company will be retired and cancelled. Subsequent to this acquisition, the reorganized company, Latinocare Management Corporation, will have a total of approximately 14,529,100 common stock issued and outstanding. It was approved by the Board of Directors that the reorganized company will issue approximately 95% of its shares to the acquiring company. Approximately ninety three percent (93%) or 13,471,645 shares of the total issued and outstanding of 14,529,100 shares went to the acquiring Company's President and Director. The remaining 7% of the reorganized company's outstanding common stock is in the public float or will be owned by the other prior private shareholders of the Company or by other unaffiliated parties.

                        See Independent Auditors' report

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Date: February 1, 2002                  LATINOCARE MANAGEMENT CORP.



                                                 BY: /s/ Jose J. Gonzalez
                                                 --------------------------
                                                 Jose J. Gonzalez, President







                                  END OF FILING